SIFCO Industries, Inc. (“SIFCO”) Announces
First Quarter Fiscal 2021 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its first quarter of fiscal 2021, which ended December 31, 2020.

First Quarter Results
•Net sales in the first quarter of fiscal 2021 decreased 4.3% to $25.1 million, compared with $26.2 million for the same period in fiscal 2020.
•Net income for the first quarter of fiscal 2021 was $3.0 million, or $0.51 per diluted share, compared with net loss of $1.3 million, or $(0.24) per diluted share, in the first quarter of fiscal 2020.
•EBITDA was $4.1 million in the first quarter of fiscal 2021, compared with $0.7 million in the first quarter of fiscal 2020.
•Adjusted EBITDA in the first quarter of fiscal 2021 was $1.9 million, compared with Adjusted EBITDA of $0.7 million in the first quarter of fiscal 2020.

Other Highlights

CEO Peter W. Knapper stated, "Our focus on supporting our customers as we all navigate this difficult environment together continued to yield positive results for us. We will maintain this approach as we aggressively manage costs, liquidity, and execution in light of the uncertainty created by the continuing COVID-19 outbreak and its impact on the markets we serve.

Our Orange facility is nearing full operation and we reached final settlement with our insurance carrier. Additionally, because of the anticipation of reduced sales of commercial aerospace product and our approach in managing costs, we furloughed certain employees in the first quarter of fiscal 2021. Those employees returned to work in January. We are all very pleased to close this difficult chapter for that site and we are excited about the prospects of utilizing the restored site as we move forward."

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings.

The Company's Annual Report on Form 10-K for the year ended September 30, 2020 and other reports filed with the Securities & Exchange Commission can be accessed through the Company's website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

First Quarter ended December 31,
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2020	2019
Net sales	$25,078	$26,207
Cost of goods sold	21,155	22,883
Gross profit	3,923	3,324
Selling, general and administrative expenses	3,827	4,208
Amortization of intangible assets	269	409
Gain on insurance recoveries	(2,495)	—
Operating income (loss)	2,322	(1,293)
Interest expense	165	251
Foreign currency exchange loss, net	7	1
Other loss (income), net	62	(108)
Income (loss) before income tax benefit	2,088	(1,437)
Income tax benefit	(905)	(95)
Net income (loss)	$2,993	$(1,342)

Net income (loss) per share
Basic	$0.53	$(0.24)
Diluted	$0.51	$(0.24)

Weighted-average number of common shares (basic)	5,691	5,612
Weighted-average number of common shares (diluted)	5,890	5,612

Non-GAAP Financial Measures

Presented below is certain financial information based on the Company's EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because management believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:
•Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;
•The omission of the substantial amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net loss or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

The following table sets forth a reconciliation of net loss to EBITDA and Adjusted EBITDA:

Dollars in thousands	Three Months Ended
	December 31,
	2020	2019
Net income (loss)	$2,993	$(1,342)
Adjustments:
Depreciation and amortization expense	1,825	1,856
Interest expense, net	165	251
Income tax benefit	(905)	(95)
EBITDA	4,078	670
Adjustments:
Foreign currency exchange loss, net (1)	7	1
Other income, net (2)	62	(108)
Gain on insurance recoveries (3)	(2,495)	—
Equity compensation (4)	143	155
LIFO impact (5)	128	22
Adjusted EBITDA	$1,923	$740

(1)Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.
(2)Represents miscellaneous non-operating income or expense, such as pension costs or grant income.

(3)Represents the difference between the insurance proceeds received for the damaged property and the carrying values shown on the Company's books for the assets that were damaged in the fire at the Orange location.
(4)Represents the equity-based compensation expense recognized by the Company under the 2016 Plan due to granting of awards, awards not vesting and/or forfeitures.
(5)Represents the change in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.

Reference to the above activities can found in the consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com